UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    February 24, 2006

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-51074                 76-3078125
----------------------------        ------------            -------------------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

              1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (515) 233-8333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant's Certifying Accountant
--------------------------------------------------------

     On February 24, 2006, we completed the acquisition of BioForce Nanosciences, Inc., a private Delaware corporation (hereinafter referred to as "BioForce Sub"), whereby we merged our wholly-owned subsidiary, Silver River Acquisitions, Inc., with and into BioForce Sub with BioForce Sub being the surviving entity. As a result of the acquisition, BioForce Sub became our wholly owned subsidiary and we changed our corporate name to BioForce Nanosciences Holdings, Inc.

     Prior to and at the closing of the acquisition of BioForce Sub, the Company's certifying accountant was Moore & Associates, Chartered, which firm continued as the Company's certifying accountant following the acquisition.

     In connection with the acquisition, BioForce Sub provided its audited financial statements for the years ended December 31, 2004, 2003 and 2002 prepared by McGowen Hurst Clark & Smith, P.C., certified public accountants. Because the transaction was accounted for as a reverse acquisition and we continued to retain Moore & Associates as our ongoing certifying accountants, the services of McGowen Hurst Clark & Smith as the certifying accountant for BioForce Sub were no longer required. McGowen Hurst Clark & Smith was not terminated by the Company because the firm was never engaged by the Company nor did it have a direct relationship with the Company. BioForce Sub originally engaged McGowen Hurst Clark & Smith and merely did not renew that engagement. Thus, at the closing of the acquisition on February 24, 2006, Moore & Associates was deemed to be our independent certifying accountants and any relationship we may have had with McGowen Hurst Clark & Smith at that time would have been considered terminated. No action was taken by our board of directors related to this matter.

     Moore & Associates had become our certifying accountants on October 20, 2005 pursuant to the unanimously approval of our board of directors.

     The audit report of McGowen Hurst Clark & Smith included with the BioForce Sub financial statements for the years ended December 31, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, or was it modified as to uncertainty, audit scope, or accounting principles

     In connection with its audit of BioForce Sub for the last two fiscal years and the interim periods until the date of termination, there were no disagreements with McGowen Hurst Clark & Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of McGowen Hurst Clark & Smith, would have caused it to make reference to the subject matter of the disagreement in connection in its report on the financial statements.

     During the two most recent fiscal years of and through the date of termination, there were no reportable events as set forth in Regulation S-B,
Item 304(a)(1)(iv). We have provided McGowen Hurst Clark & Smith with a copy of this Form 8-K and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not McGowen Hurst Clark & Smith agrees with the above statements. A copy of the letter provided to us by McGowen Hurst Clark & Smith in response to this request is filed as Exhibit 16.1 to this Form 8-K.

     It is duly noted that on April 28, 2006 we replaced Moore & Associates, Chartered with Chisholm Bierwolf & Nilson, LLC as our independent certifying accountants. This information is set forth in a separate Form 8-K Current Report.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     (c) Exhibits

      Exhibit     No.Description
      -------     --------------

         16.1     Letter regarding change in certifying accountant





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BIOFORCE NANOSCIENCES HOLDINGS, INC.



Date:   August 7, 2006             By         /S/ ERIC HENDERSON
                                      ------------------------------------------
                                        Eric Henderson
                                        Chief Executive Officer


                                      -3-